Exhibit 99.1

Petco Health + Wellness Company, Inc. Reports Third Quarter Earnings

•
Comparable sales grew 4.1 percent year over year and 19.6 percent on a two-year basis, resulting in sixteenth consecutive quarter of comparable sales growth
•
Net revenue of $1.50 billion increased 4.0 percent year over year
•
Delivered net income of $19.9 million and Adjusted EBITDA1 of $137.6 million
•
Earnings per share of $0.07, a decline of $0.13 from prior year; Adjusted Earnings Per Share1 of $0.16, a decline of $0.04 from prior year
•
Generated $109.4 million of operating cash flow in the third quarter, an increase of 27% year over year
•
Reaffirms full year guidance for net revenue of $5.975 billion to $6.05 billion and Adjusted EBITDA1 of $580.0 million to $595.0 million; Updates full year guidance for Adjusted Earnings Per Share1 to between $0.75 and $0.79

SAN DIEGO, Nov. 30, 2022 /PRNewswire/ -- Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its third quarter 2022 financial results.

In the third quarter of 2022, Petco delivered net revenue of $1.50 billion, up 4.0 percent versus prior year. Net income was $19.9 million or $0.07 per share compared to $52.8 million or $0.20 per share in the prior year. Adjusted Net Income1 was $42.9 million or $0.16 per share, compared to $54.0 million or $0.20 per share in the prior year.

"Our Q3 results demonstrate the resilience of the pet category through economic cycles, the competitive advantages inherent in our model, and the Petco team's incredible execution," said Petco CEO Ron Coughlin. "Pet parents continue to prioritize the health and wellness of their pets with Petco, from our high-quality food, vet care and services, to membership programs like Vital Care which act as drivers of value and loyalty. We remain committed to redefining the industry through our differentiated offering and innovative partnerships, demonstrating the attractiveness of our one-of-a-kind ecosystem and powered by the most passionate team in retail."

Fiscal Q3 2022 Operating Results:

Comparisons are third quarter of 2022 ended October 29, 2022 versus third quarter of 2021 ended October 30, 2021 unless otherwise noted

Third quarter results reflect continued business and customer growth and operational execution, while investing in strategic growth initiatives.

•
Net revenue increased 4.0 percent to $1.50 billion driven by comparable sales growth of 4.1 percent
•
Net income decreased $32.8 million to $19.9 million or $0.07 per share, which was impacted by a $19.2 million non-cash change in the fair value of one of the company's investments
•
Adjusted Net Income1 decreased $11.1 million to $42.9 million or $0.16 per share

•
Adjusted EBITDA1 decreased $1.0 million to $137.6 million

Fiscal 2022 Guidance:

Petco has reaffirmed its full year 2022 financial guidance for net revenue, Adjusted EBITDA1 and capital expenditures and updated its full year 2022 financial guidance for Adjusted Earnings Per Share1. For the full year, Petco now expects Adjusted Earnings Per Share1 between $0.75 and $0.79. Full details can be found in the schedules below.

(1)

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on November 30, 2022 at 8:30 AM Eastern Time to discuss the company's financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company's investor relations page at ir.petco.com. A replay of the webcast will be archived on the company's investor relations page through December 14, 2022 at approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We've consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and

Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we've helped find homes for more than 6.6 million animals.

Forward-Looking Statements:

This earnings release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2022 guidance. Such forward-looking statements can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "intends," "will," "shall," "should," "anticipates," "opportunity," "illustrative", or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate including inflation; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under "Risk Factors" and elsewhere in Petco's Securities and Exchange Commission filings.

The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited and subject to reclassification)

	13 Weeks Ended
	October 29, 2022	October 30, 2021	Percent Change
Net sales	$1,501,220	$1,443,264	4%
Cost of sales	903,543	848,555	6%
Gross profit	597,677	594,709	0%
Selling, general and administrative expenses	549,622	532,760	3%
Operating income	48,055	61,949	(22%)
Interest income	(130)	(18)	622%
Interest expense	27,307	18,769	45%
Other non-operating income	(576)	(19,773)	(97%)
Income before income taxes and income from equity method investees	21,454	62,971	(66%)
Income tax expense	4,161	14,095	(70%)
Income from equity method investees	(2,627)	(2,637)	(0%)
Net income	19,920	51,513	(61%)
Net loss attributable to noncontrolling interest	—	(1,239)	(100%)
Net income attributable to Class A and B-1 common stockholders	$19,920	$52,752	(62%)

Net income per Class A and B-1 common share:
Basic	$0.07	$0.20	(62%)
Diluted	$0.07	$0.20	(62%)

Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	265,689	264,228	1%
Diluted	265,935	265,322	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited and subject to reclassification)

	October 29, 2022	January 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$148,731	$211,602
Receivables, less allowance for credit losses[1]	46,446	55,618
Merchandise inventories, net	723,424	675,111
Prepaid expenses	43,708	42,355
Other current assets	56,724	86,091
Total current assets	1,019,033	1,070,777
Fixed assets	1,937,804	1,745,691
Less accumulated depreciation	(1,146,217)	(1,018,769)
Fixed assets, net	791,587	726,922
Operating lease right-of-use assets	1,378,336	1,338,465
Goodwill	2,191,891	2,183,991
Trade name	1,025,000	1,025,000
Other long-term assets	171,045	152,786
Total assets	$6,576,892	$6,497,941
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$384,595	$403,976
Accrued salaries and employee benefits	125,113	150,630
Accrued expenses and other liabilities	220,055	210,872
Current portion of operating lease liabilities	304,789	265,897
Current portion of long-term debt and other lease liabilities	22,645	21,764
Total current liabilities	1,057,197	1,053,139
Senior secured credit facilities, net, excluding current portion	1,631,335	1,640,390
Operating lease liabilities, excluding current portion	1,131,081	1,096,133
Deferred taxes, net	298,380	318,355
Other long-term liabilities	130,990	134,105
Total liabilities	4,248,983	4,242,122
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	228	227
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,131,930	2,133,821
Retained earnings	200,235	142,166
Accumulated other comprehensive loss	(4,522)	(2,238)
Total stockholders’ equity	2,327,909	2,274,014
Noncontrolling interest	—	(18,195)
Total equity	2,327,909	2,255,819
Total liabilities and equity	$6,576,892	$6,497,941

(1) Allowances for credit losses are $1,140 and $931, respectively

(2) Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 227.9 million and 227.2 million shares, respectively

(3) Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares

(4) Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares

(5) Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding – none

PETCO HEALTH AND WELLNESS COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited and subject to reclassification)

	39 Weeks Ended
	October 29, 2022	October 30, 2021
Cash flows from operating activities:
Net income	$57,178	$132,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143,599	125,637
Amortization of debt discounts and issuance costs	3,694	4,579
Provision for deferred taxes	(6,413)	28,523
Equity-based compensation	40,892	36,491
Impairments, write-offs and losses on sale of fixed and other assets	2,299	5,918
Loss on extinguishment and modification of debt	—	20,838
Income from equity method investees	(7,821)	(7,490)
Non-cash operating lease costs	316,492	315,930
Other non-operating loss (income)	9,369	(64,934)
Changes in assets and liabilities:
Receivables	9,171	(3,652)
Merchandise inventories	(48,314)	(105,682)
Prepaid expenses and other assets	(2,536)	(8,053)
Accounts payable and book overdrafts	(19,381)	47,973
Accrued salaries and employee benefits	(16,160)	27,673
Accrued expenses and other liabilities	12,110	45,437
Operating lease liabilities	(282,954)	(314,620)
Other long-term liabilities	(1,762)	1,359
Net cash provided by operating activities	209,463	288,444
Cash flows from investing activities:
Cash paid for fixed assets	(212,074)	(164,330)
Cash paid for acquisitions, net of cash acquired	(7,750)	(3,545)
Cash paid for interest in veterinary joint venture	(35,000)	—
Proceeds from sale of assets	2,127	105
Net cash used in investing activities	(252,697)	(167,770)
Cash flows from financing activities:
Borrowings under long-term debt agreements	123,000	1,700,000
Repayments of long-term debt	(135,750)	(1,686,611)
Debt refinancing costs and original issue discount	—	(24,665)
Payments for finance lease liabilities	(4,174)	(2,650)
Proceeds from employee stock purchase plan	3,472	2,920
Tax withholdings on stock-based awards	(13,581)	(13)
Payment of offering costs	—	(3,844)
Net cash used in financing activities	(27,033)	(14,863)

Net (decrease) increase in cash, cash equivalents and restricted cash	(70,267)	105,811
Cash, cash equivalents and restricted cash at beginning of period	221,890	119,540
Cash, cash equivalents and restricted cash at end of period	$151,623	$225,351

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission's (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco's core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 24, 2022 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen weeks and trailing twelve months ended October 29, 2022 compared to the thirteen weeks and trailing twelve months ended October 30, 2021, respectively, as well as the twelve-month period ended January 29, 2022.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 29, 2022	October 30, 2021
Net income attributable to Class A and B-1 common stockholders	$19,920	$52,752
Add (deduct):
Interest expense, net	27,177	18,751
Income tax expense	4,161	14,095
Depreciation and amortization	48,029	42,792
Income from equity method investees	(2,627)	(2,637)
Asset impairments and write offs	930	3,228
Equity-based compensation	15,775	13,381
Other non-operating income	(576)	(19,773)
Mexico joint venture EBITDA (1)	7,040	6,661
Store pre-opening expenses	3,931	4,222
Store closing expenses	1,310	1,264
Non-cash occupancy-related costs (2)	2,496	1,540
Acquisition-related integration costs (3)	1,592	—
Other costs (4)	8,397	2,233
Adjusted EBITDA	$137,555	$138,509
Net sales	$1,501,220	$1,443,264
Net margin (5)	1.3%	3.7%
Adjusted EBITDA Margin	9.2%	9.6%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	October 29, 2022	January 29, 2022	October 30, 2021
Net income attributable to Class A and B-1 common stockholders	$87,063	$164,417	$129,264
Add (deduct):
Interest expense, net	87,358	77,335	108,117
Income tax expense	30,488	53,473	53,984
Depreciation and amortization	190,393	172,431	171,512
Income from equity method investees	(11,214)	(10,883)	(11,020)
Loss on debt extinguishment and modification	—	20,838	38,387
Asset impairments and write offs	7,299	10,918	13,873
Equity-based compensation	53,666	49,265	41,942
Other non-operating loss (income)	39,806	(34,497)	(64,934)
Mexico joint venture EBITDA (1)	28,633	26,837	25,178
Store pre-opening expenses	14,119	14,765	13,957
Store closing expenses	5,750	5,028	5,164
Non-cash occupancy-related costs (2)	9,526	8,114	7,715
Acquisition-related integration costs (3)	14,687	—	—
Other costs (4)	26,637	33,437	34,788
Adjusted EBITDA	$584,211	$591,478	$567,927
Net sales	$5,972,365	$5,807,149	$5,630,505
Net margin (5)	1.5%	2.8%	2.3%
Adjusted EBITDA Margin	9.8%	10.2%	10.1%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC's rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco's core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted EPS for the thirteen weeks ended October 29, 2022 compared to the thirteen weeks ended October 30, 2021.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	October 29, 2022		October 30, 2021
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$19,920	$0.07	$52,752	$0.20
Add (deduct):
Income tax expense	4,161	0.02	14,095	0.05
Asset impairments and write offs	930	0.00	3,228	0.01
Equity-based compensation	15,775	0.06	13,381	0.05
Other non-operating income	(576)	(0.00)	(19,773)	(0.08)
Store pre-opening expenses	3,931	0.02	4,222	0.02
Store closing expenses	1,310	0.00	1,264	0.00
Non-cash occupancy-related costs (2)	2,496	0.01	1,540	0.01
Acquisition-related integration costs (3)	1,592	0.01	—	—
Other costs (4)	8,397	0.03	2,233	0.01
Adjusted pre-tax income / diluted earnings per share	$57,936	$0.22	$72,942	$0.27
Income tax expense at 26% normalized tax rate	15,063	0.06	18,965	0.07
Adjusted Net Income / Adjusted EPS	$42,873	$0.16	$53,977	$0.20

Fiscal 2022 Guidance
Metric	Prior Guidance	Reaffirmed / Revised Guidance
Net Revenue	$5.975 - $6.05 billion	$5.975 - $6.05 billion
Adjusted EBITDA	$580 - $595 million	$580 - $595 million
Adjusted EPS	$0.77 - $0.81	$0.75 - $0.79
Capital Expenditures	$250 - $275 million	$250 - $275 million

Assumptions in the company's Fiscal 2022 guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $100 million of interest expense (prior guidance assumed $90 million), a 26 percent tax rate and a 267 million weighted average diluted share count. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50 percent of the entity's operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company's Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	October 29, 2022	October 30, 2021
Net income	$5,251	$5,274
Depreciation	4,861	3,660
Income tax expense	2,957	3,277
Foreign currency gain	(395)	(60)
Interest expense, net	1,406	1,171
EBITDA	$14,080	$13,322
50% of EBITDA	$7,040	$6,661

(2)	Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods.
(3)

Acquisition/integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company's operations. For the thirteen weeks ended October 29, 2022, approximately $1.0 million of Thrive integration costs were recorded in cost of sales and $0.6 million of integration costs were recorded in selling, general and administrative expenses.

(4)

Other costs include: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing.

(5)	We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

WOOF-F